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EXHIBIT 5.1   OPINION OF MORRISON & FOERSTER LLP


                             MORRISON & FOERSTER LLP
                         2000 PENNSYLVANIA AVENUE, N.W.
                           WASHINGTON, D.C. 20006-1888

                                October 30, 2000

The Board of Directors
Crosswalk.com, Inc.
4100 Lafayette Drive, Suite 110
Chantilly, VA 20151

                  RE: Crosswalk.com, Inc.'s Form S-3 Registration Statement

Ladies and Gentlemen:

       We have acted as counsel for Crosswalk.com, Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to the registration for resale of up to 862,069 shares of common stock ("Registered Shares") issuable upon conversion of Series A preferred shares.

              In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering this opinion.

              In such examination, we have assumed the genuiness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents, and the due authorization by each such party of all requisite action and the due execution and delivery of such documents by each such party, and that such documents constitute the legal, valid and binding obligations of each such party.

              It is our opinion that the Registered Shares when sold in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

              We express no opinion as to matters governed by laws of any jurisdictions other than the General Corporation Law of the State of Delaware as in effect on the date hereof.

              We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, and any amendments thereto. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                               Very truly yours,
                                               /s/ Morrison & Foerster LLP
                                               Morrison & Foerster LLP